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                                                                    EXHIBIT 99.1


                POET HOLDINGS, INC. ANNOUNCES PRELIMINARY REVENUE
               RESULTS FOR THE SECOND QUARTER ENDED JUNE 30, 2000

SAN MATEO, CALIFORNIA -- JULY 6, 2000 -- POET Holdings, Inc. (Neuer Markt: POXA) announced today preliminary revenue results for the second quarter ended June 30, 2000 in the range of $2.7 to $2.9 million, representing a growth of 6% to 15% over the same period last year. These revenues are below the company's expectations primarily due to lower than anticipated revenues in the POET Content Management Suite (CMS) product line, and to a lesser extent, in the POET Object Server Suite product line and consulting services.

POET's strategic Business-to-Business product line, the electronic Catalog Suite
(eCS), slightly exceeded the company's expectations and reached approximately $500,000 in product license revenues, representing approximately 150% growth compared to the quarter ended March 31, 2000. The company closed a total of eight new eCS accounts during the quarter including Deutsche Telecom and Icenter, a subsidiary of Siemens AG.

The results for the quarter ended June 30, 2000 for POET CMS and POET eCS represent further evidence that the market for the CMS product line remained difficult, while the market acceptance for the eCS product line continued to expand rapidly.

As a result of the continued slow revenue growth for the CMS product line, the company is reallocating resources from the CMS product line to the eCS product line. The company will continue to maintain and support its current CMS customer base. However, the company will not pursue new CMS sales opportunities.

The announcement of the final results for the quarter ended June 30, 2000 is scheduled for release on July 25, 2000.

ABOUT POET HOLDINGS, INC.

POET Holdings, Inc., an international software company with offices throughout the US and Western Europe, develops data management software and solutions that allow organizations to share, manage and manipulate complex information to facilitate effective business-to-business processes and information exchange over the Internet. POET's product offerings consist of the POET Object Server Suite database management system and the POET eCatalog Suite. POET Holdings, Inc. is publicly traded on the Frankfurt Stock Exchange (Neuer Markt: POXA).

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Organizations around the world, such as, Lucent, Perkin-Elmer and TAKKT AG use
POET's software to efficiently manage and share complex information. POET Holdings, Inc. has partnerships with leading technology companies such as, Ariba, Commerce One, Ericsson LM, and Microsoft.

POET Holdings, Inc. maintains headquarters in San Mateo, California and Hamburg, Germany. For more information, visit the company at http://www.poet.com.

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This press release contains forward-looking statements, including statements regarding the company's expectations of total revenues for the quarter ended June 30, 2000 as well as revenues for its eCS and CMS product lines. These statements are based on current expectations that involve risks and uncertainties, including risks associated with uncertainties pertaining to the timing and level of customer orders, demand for products and services, development of markets for POET Holding's products and services, and other risks identified in POET Holding's SEC filings, including our report filed on form 10-K for the year ended December 31, 1999, filed with the Securities and Exchange Commission. Due to these risks and uncertainties, POET's actual results, events and performance may differ materially from the results discussed in in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. POET Holdings undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.